                                  LEASE

                              BY AND BETWEEN

                       CHICAGO MIDWAY JOINT VENTURE,

                                 Landlord

                                   AND

                        ARCHIBALD CANDY CORPORATION

                                 Tenant

                            TABLE OF CONTENTS



1.   REFERENCE DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   DESCRIPTION OF DEMISED PREMISES . . . . . . . . . . . . . . . . . . . . . 1
     2.1  Demised Premises . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.2  Appurtenant Rights . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.   TERM OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

4.   CONDITION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     4.1  "As-Is" Condition. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     4.2  Tenant Payments of Construction Cost . . . . . . . . . . . . . . . . 1

5.   USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     5.1  Permitted Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     5.2  Prohibited Uses. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     5.3  Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . 2

6.   RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     6.1  Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     6.2  Late Payment by Tenant . . . . . . . . . . . . . . . . . . . . . . . 3

7.   SERVICES FURNISHED BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . 3
     7.1  Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     7.2  Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     7.3  Repairs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     7.4  Interruption or Curtailment of Services. . . . . . . . . . . . . . . 4

8.   ESCALATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     8.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     8.2  Tenant's Operating Expenses. . . . . . . . . . . . . . . . . . . . . 7
     8.3  Tenant's Real Estate Taxes . . . . . . . . . . . . . . . . . . . . . 7
     8.4  Part Years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

9.   CHANGES OR ALTERATIONS BY LANDLORD. . . . . . . . . . . . . . . . . . . . 8

10.  FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT . . . . . . . . . 8

11.  ALTERATIONS AND IMPROVEMENTS BY TENANT. . . . . . . . . . . . . . . . . . 9

12.  TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--
     STANDARD OF TENANT'S PERFORMANCE-COMPLIANCE WITH LAWS . . . . . . . . . .10

13.  REPAIRS BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

14.  INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION . . . . . . . . .11
     14.1 General Liability Insurance. . . . . . . . . . . . . . . . . . . . .11
     14.2 Certificates of Insurance. . . . . . . . . . . . . . . . . . . . . .11
     14.3 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     14.4 Property of Tenant . . . . . . . . . . . . . . . . . . . . . . . . .12
     14.5 Bursting of Pipes, etc . . . . . . . . . . . . . . . . . . . . . . .13
     14.6 Repairs and Alterations-No Diminution of Rental Value. . . . . . . .13

15.  ASSIGNMENT, MORTGAGING AND SUBLETTING . . . . . . . . . . . . . . . . . .13
     15.1 Covenant Against Subleases and Assignment. . . . . . . . . . . . . .13
     15.2 Assignment of Equity Interest in Tenant. . . . . . . . . . . . . . .13
     15.3 Assignment by Merger . . . . . . . . . . . . . . . . . . . . . . . .14
     15.4 Offerback. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     15.5 Tenant Partnerships. . . . . . . . . . . . . . . . . . . . . . . . .15
     15.6 Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . .16

16.  MISCELLANEOUS COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .17
     16.1 Rules and Regulations. . . . . . . . . . . . . . . . . . . . . . . .17
     16.2 Access to Premises-Shoring . . . . . . . . . . . . . . . . . . . . .17
     16.3 Accidents to Sanitary and Other Systems. . . . . . . . . . . . . . .18
     16.4 Signs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     16.5 Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . .19
     16.6 Odors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     16.7 Requirements of Law -- Fines and Penalties . . . . . . . . . . . . .19
     16.8 Tenant's Acts -- Effect on Insurance . . . . . . . . . . . . . . . .19
     16.9 Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

17.  DAMAGE BY FIRE, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . .20

18.  WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . .21

19.  CONDEMNATION - EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . .22

20.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     20.1 Conditions of Limitation - Re-entry - Termination. . . . . . . . . .23
     20.2 Damages - Assignment for Benefit of Creditors. . . . . . . . . . . .24
     20.3 Damages - Termination. . . . . . . . . . . . . . . . . . . . . . . .24
     20.4 Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .26
     20.5 Waiver of Redemption . . . . . . . . . . . . . . . . . . . . . . . .26
     20.6 Landlord's Remedies Not Exclusive. . . . . . . . . . . . . . . . . .26
     20.7 Grace Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

21.  END OF TERM - ABANDONED PROPERTY. . . . . . . . . . . . . . . . . . . . .27

22.  SUBORINDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

23.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

24.  ENTIRE AGREEMENT - WAIVER - SURRENDER . . . . . . . . . . . . . . . . . .30
     24.1 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .30
     24.2 Waiver by Landlord . . . . . . . . . . . . . . . . . . . . . . . . .30
     24.3 Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

25.  INABILITY TO PERFORM - EXCULPATORY CLAUSE . . . . . . . . . . . . . . . .31

26.  BILLS AND NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

27.  PARTIES BOUND - SEIZEN OF TITLE . . . . . . . . . . . . . . . . . . . . .32

28.  HAZARDOUS WASTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

29.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     29.1 Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     29.2 Captions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     29.3 Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     29.4 Modifications. . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     29.5 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     29.6 Assignment of Rents. . . . . . . . . . . . . . . . . . . . . . . . .36
     29.7 Representation of Authority. . . . . . . . . . . . . . . . . . . . .36
     29.8 Expenses Incurred by Landlord Upon Tenant Requests . . . . . . . . .36
     29.9 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37


EXHIBITS

     Exhibit 1 Reference Data
     Exhibit 2 Lease Plan
     Exhibit 3 Legal Description

                                      MAP

                                EXHIBIT 1, SHEET 1
                             5555 South Archer Avenue
                                 Chicago, Illinois
                                  ("the Building")

                                   REFERENCE DATA


Execution Date:     April 17, 1997
                    ---------------
Tenant:        Archibald Candy Corporation
               ----------------------------------------------------------------
                           (name)

               an Illinois corporation
               ----------------------------------------------------------------
                           (description of business organization)

               1137 West Jackson Boulevard, Chicago, IL 60607
               ----------------------------------------------------------------
                         (principal place of business-mailing address)

Landlord:      CHICAGO MIDWAY JOINT VENTURE, an Illinois general partnership by and between Beacon Midway, L.P., a Delaware limited partnership, and Chicago Industrial RPF Limited Partnership, an Illinois limited partnership.

Common Areas:  The portion of the driveways, parking lot, sidewalks and landscaped areas in the Complex, as the same may be changed by Landlord, from time to time, which Landlord designates, from time to time, for the use of all tenants in the Complex.

Complex: The buildings and land known as the Midway Business Center, located at Cicero, South Archer and South Laramie Avenues, Chicago, Illinois. The legal description of the land is attached to the Lease as Exhibit 3.

Building:      The building in the Complex known as and numbered 5555 South
               Archer Avenue, Chicago, Illinois.

Art. 2.1       Premises: An area containing 112,222 square feet of Rentable Area in the Building, substantially as shown on Lease Plan,
                         Exhibit 2

Art. 3.1       Term Commencement Date:  July 1, 1997

Art. 3.1       Termination Date:        June 30, 2000

Art. 5         Use of Premises:         Storage and distribution of candy
                                        products

                              EXHIBIT 1, SHEET 2
                           5555 South Archer Avenue
                               Chicago, Illinois
                                ("the Building")


                       Tenant: Archibald Candy Corporation
                               ---------------------------
                         Execution Date: April 17, 1997
                                         --------------

Art. 6         Yearly Rent:

          Rental Period       Yearly Rent              Monthly Payment
          -------------       -----------              ---------------
          July 1, 1997 -      $0                       $0
          August 31, 1997

          September 1, 1997 - $235,666.20              $19,638.85
          June 30, 1998

          July 1, 1998 -      $241,277.28              $20,106.44
          June 30, 1999

          July 1, 1999 -      $252,499.56              $21,041.63
          June 30, 2000

Art. 8         Escalation:

               Tenant's Proportionate Complex Share:   8.66%
               Tenant's Proportionate Building Share:  10.40%

Art. 28(f)     Hazardous Materials to be brought
               into Premises by Tenant:           None

Art. 29.3      Broker:                            None

                              EXHIBIT 1, SHEET 3
                           5555 South Archer Avenue
                               Chicago, Illinois
                                ("the Building")


                       Tenant: Archibald Candy Corporation
                               ---------------------------
                         Execution Date: April 17, 1997
                                         --------------


               Exhibit Dates: Lease Plan, Exhibit 2, dated April 17, 1997


LANDLORD:                               TENANT:

CHICAGO MIDWAY JOINT VENTURE            ARCHIBALD CANDY CORPORATION

By:  Beacon Midway, L.P., Operating
     Partner

     By:  Beacon Midway Corporation,
          its General Partner


          By:/s/ Edwin N. Sidman                  By: /s/ Alan W. Petrik
             ------------------------                ------------------------
                Edwin N. Sidman                         Alan W. Petrik
                Vice President                          Vice President
                Hereunto Duly Authorized                Hereunto Duly Authorized

Date Signed:       May 6, 1997                    Date Signed:  April 22, 1997
           -------------------------                           -----------------


Landlord's Notice Address:              Tenant's Notice Address:

c/o The Beacon Companies                Archibald Candy Corporation
Two Oliver Street                       1137 West Jackson Boulevard
Boston, MA 02109                        Chicago, Illinois 60607
Attn: General Partner

with a copy to:

Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110
Attn: Raymond M. Kwasnick, Esq.

     THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.   REFERENCE DATA

     Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.   DESCRIPTION OF DEMISED PREMISES

     2.1 DEMISED PREMISES. The premises are a portion of the Building, substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof. Landlord reserves the right, at its own cost and expense, to require Tenant, upon not less than thirty (30) days' notice, to relocate its premises elsewhere in the Building or Complex of which the Building is a part, to an area of substantially equivalent size, construction and finish as designated by Landlord.

     2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the premises, right to use the Common Areas, for the purposes for which they were intended to be used in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; and no other appurtenant rights or easements.

3.   TERM OF LEASE

     TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date, both as stated in
Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called "Termination Date").

4.   CONDITION OF PREMISES

     4.1 "AS-IS" CONDITION. Tenant acknowledges and agrees that it has had an opportunity to inspect the premises and that it is taking the premises "as-is", without any obligation on the part of Landlord to prepare or construct the premises for Tenant's occupancy. Tenant further acknowledges and agrees that Landlord has made no representation as to the condition of the premises and that it is relying upon its own inspection of the premises in entering into this Lease.

     4.2 TENANT PAYMENTS OF CONSTRUCTION COST. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this

Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with any construction in the premises performed for Tenant by Landlord or Landlord's contractor, which amounts shall be considered additional rent.

5.   USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall continuously during the term hereof occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes.

     5.2  PROHIBITED USES.   Notwithstanding any other provision of this
Lease, Tenant shall not use or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (including, without limitation, any materials used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building or (b) impair or interfere with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the premises or other tenants or occupants of the Building or (iv) which is inconsistent with the maintenance of the Building as an industrial building. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might overload the electrical systems of the premises or the Building.

     5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to Governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the premises or the Building.

6.   RENT

     6.1 PAYMENT OF RENT. During the term of this Lease the Yearly Rent and other charges at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Term Commencement Date. Notwithstanding anything to the contrary contained in this Lease, Tenant's obligation to pay Yearly Rent, Tenant's Operating Expenses and Tenant's Real Estate Taxes shall not commence to accrue until the date (the "Rent Commencement Date") which is two (2) months after the Term Commencement Date (i.e., September 1, 1997).

Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent on the execution of this Lease.
If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charge in all circumstances shall be payable without any setoff or deduction whatsoever.

     6.2 LATE PAYMENT BY TENANT. Rental and any other sums due hereunder not paid within fifteen (15) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two percentage points over the so-called Corporate base rate then currently from time to time charged by The First National Bank of Chicago, or at any applicable lesser maximum legally permissible rate for debts of this nature. In addition, Tenant acknowledges that in the event of late payments by Tenant, Landlord will be incurring administrative costs which are difficult to ascertain. Therefore, in the event that rental or other sums due hereunder are not paid within fifteen (15) days after the date due, Tenant shall pay to Landlord, upon demand, as additional rent, an administrative fee of five (5%) percent of such past due amount.

7.   SERVICES FURNISHED BY LANDLORD

     7.1 UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the premises, including without limitation, Tenant's proportionate share as determined by Landlord for the use of any central station signaling system installed in the premises or the Building together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Without limiting the foregoing, Tenant shall be responsible for bringing telephone lines from the Ameritech feed connection located in Unit E of the Complex to the premises. Tenant shall furnish all electric light bulbs, tubes and ballasts. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder.

     7.2 COMMON AREAS. Except as otherwise provided in Articles 17 and 19, Landlord shall provide the following services to the Common Areas:

          (a) Landlord shall maintain in good repair exterior lighting, common sewerage lines, driveways and sidewalks;

          (b) Landlord shall perform regular mowing of grass, trimming, weed removal, and general landscape maintenance as reasonably necessary;

          (c) Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the term;

          (d) Landlord shall clean and remove snow and ice from the driveways and sidewalks, as reasonably necessary.

     7.3 REPAIRS. Except as otherwise provided in Articles 17 and 19, and subject to Tenant's obligations in Article 13, Landlord shall keep and maintain the roof, exterior walls (excluding windows, glass or plate glass, doors, and special store fronts or office entries), and the foundation of the Building in good condition and repair, reasonable wear and tear excepted.

     7.4 INTERRUPTION OR CURTAILMENT OF SERVICES. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or by reason of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend any services which Landlord is required to provide hereunder, including, without limitation, the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, except as provided in Articles 17 and 19, there shall be no diminution or abatement of rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

8.   ESCALATION

     8.1 DEFINITIONS. As used in this Article 8, the words and terms which follow mean and include the following:

          (a) "Tax Year" shall mean any fiscal/tax year in which occurs any part of the term of this Lease, except as provided in the next succeeding sentence. The parties acknowledge that Real Estate Taxes are, as of the date hereof, assessed on a calendar year basis and paid in arrears (e.g., Real Estate Taxes for calendar year 1996 are paid in 1997); accordingly, provided that Real Estate Taxes are assessed and paid in such manner, the first (1st) Tax Year shall be the first full fiscal/tax year immediately preceding the Term Commencement Date.

          (b) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

          (c) "Tenant's Proportionate Complex Share" shall be the figure as stated on Exhibit 1, which is determined by dividing the Rentable Area of the premises by the Rentable Area of the Building and the building located at 5333 South Laramie Avenue, Chicago, Illinois.

          (d) "Tenant's Proportionate Building Share" shall be the figure as stated in Exhibit 1, which is determined by dividing the Rentable Area of the premises by the Rentable Area of the Building.

          (e) "Tax Parcel" shall be the land ("Land"), the buildings, and all other improvements of the Complex, as defined in Exhibit 1.

          (f) "Operating Costs" shall mean any and all expenses, cost and disbursements (other than Real Estate Taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, repair, maintenance and operation of the Building and the Common Areas, including, without limitation, the cost of paving and landscape maintenance for the Common Areas, mowing of the grass, care of shrubs, general landscaping, maintaining and repairing parking areas, driveways, alleys and easements, cleaning services for the Common Areas, removing snow and ice, Common Area utilities, maintaining, repairing and replacing light fixtures and light bulbs for Common Areas, roof repairs and maintenance, exterior painting, insurance premiums for all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and management or administration fees.

          "Operating Costs" shall not include mortgage charges and brokerage commissions. In addition, Operating Costs shall not include depreciation or capital expenditures unless such capital expenditure ("Permitted Capital Expenditure"): (i) is reasonably projected to reduce Operating Costs, or (ii) is required under any governmental law, regulation or ordinance which was not applicable to the Building as of the Term Commencement Date. With respect to Permitted Capital Expenditures, there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure at an annual rate of either one percentage point over the AA Bond rate [Standard & Poor's corporate composite or, if unavailable, its equivalent] as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual [including fluctuating] rate paid by Landlord in financing the acquisition of such capital item.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such annual projected savings will exceed the annual charge-off of capital expenditures computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditures by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest fact, as aforesaid.

          In the event during all or any portion of any calendar year the Building or the Complex is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in Operating Costs for such year, employing sound accounting and management principles, to determine Operating Costs that would have been paid or incurred by Landlord had the Building or the Complex been fully rented and occupied and the amount so determined shall be deemed to have been Operating Costs for such year.

          For the purposes hereof Operating Costs shall be allocated into two categories: "Building Operating Costs", i.e. those costs incurred by Landlord with respect to the Building, and "Common Area Operating Costs", i.e. those costs incurred by Landlord with respect to the Common Areas. Landlord shall allocate Operating Costs into such categories on a fair and reasonable basis. In connection with the foregoing, Building Operating Costs shall exclude any costs incurred in connection with other Buildings in the Complex, and Landlord shall allocate costs incurred with respect to more than one building in the Complex on a fair and reasonable basis.

          (g) "Real Estate Taxes" shall mean the Real Estate Taxes and other taxes, levies and assessments (including, without limitation, special assessments and any tax on the gross rents received by Landlord from the Tax Parcel) imposed upon the Tax Parcel and upon any personal property of Landlord used in the operation thereof or Landlord's interest in the Tax Parcel or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon the rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, Real Estate Taxes shall not include any franchise, rental, net income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Real Estate Taxes, but only to the extent calculated as if the Tax Parcel is the only real estate owned by Landlord. Real Estate Taxes shall also include expenses (including, without limitation, attorneys' and consultants' fees) in attempting to reduce Real Estate Taxes.

          Appropriate credit against Real Estate Taxes shall be given for any refund obtained by reason of a reduction in any Real Estate Taxes by the assessors or the administrative, judicial or other governmental agency responsible thereof. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of Article 8.3 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in seeking the tax refund may be charged against the tax refund before the adjustments are made for an Operating Year.

     8.2 TENANT'S OPERATING EXPENSES. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Building Share of Building Operating Costs incurred by Landlord in respect of any Operating Year and Tenant's Proportionate Complex Share of Common Area Operating Costs incurred by Landlord in respect of any Operating Year, during the term of this Lease.
The amounts payable by Tenant pursuant to this Article 8.2 are collectively referred to herein as "Tenant's Operating Expenses". Tenant's Operating Expenses shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall, commencing as of the Rent Commencement Date, remit to Landlord pro rata monthly installments on account of projected Tenant's Operating Expenses, calculated by Landlord on the basis of the most recent Operating Cost data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Tenant's Operating Expenses for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Tenant's Operating Expenses for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

     8.3 TENANT'S REAL ESTATE TAXES. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Complex Share of Real Estate Taxes incurred with respect to each Tax Year (referred to herein as "Tenant's Real Estate Taxes"). Tenant's Real Estate Taxes shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall, commencing as of the Rent Commencement Date, remit to Landlord pro rata monthly installments on account of projected (as such projection may be changed, from time to time by Landlord) Tenant's Real Estate Taxes for Real Estate Taxes due in the succeeding Tax Year projected by Landlord on the basis of the most recent data available, including notices of proposed assessment. If the total of such monthly remittances on account of any Tax Year is greater than the actual Tenant's Real Estate Taxes for such Tax Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than actual Tenant's Real Estate Taxes for such Tax Year, Tenant shall pay the difference to Landlord when billed therefor.

     8.4 PART YEARS. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year, Tenant shall be liable for only that portion of Tenant's Operating Expenses in respect of such Operating Year, represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Operating Year and the denominator of which is three hundred sixty-five (365). If the Term Commencement Date or the Termination Date occurs in the middle of a Tax Year, Tenant shall be liable for only that portion of Tenant's Real Estate Taxes in respect of such Tax Year, represented by a fraction, the numerator of which is the number of days of the herein term within such Tax Year and the denominator of which is three hundred sixty-five (365).

9.   CHANGES OR ALTERATIONS BY LANDLORD

     Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the premises), the Common Areas, and the fixtures and equipment thereof as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways of the Building, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant. Nothing contained in this Article 9 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of the Common Areas or of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of the Common Areas and such concourses and such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant.

10.  FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

     All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Article 11 and/or 21 of the Lease. All electric, telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. Where not built into the premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord, will be removed by Tenant upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant. Notwithstanding anything to the contrary contained in this Lease, upon the expiration or sooner termination of the term of this Lease, Tenant shall remove from the premises Tenant's racking and storage systems, Tenant's package freezers, the four (4) HVAC units installed by Tenant on the roof of the Building, and the drywall partition installed by Tenant in the premises. Without limiting any of Tenant's other repair obligations under this Lease in connection with such removal, the portion of the roof of the Building where said four (4) HVAC units were installed shall be returned to Landlord upon such expiration or sooner termination leak-free and sealed tight. If this Lease shall be terminated by reason of Tenant's breach or default, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant's property in the premises or elsewhere in the Building at the time of such termination to secure Landlord's rights under Article 20 hereof. Tenant shall, within ten (10) days of Landlord's written request, from time to time, execute and deliver to Landlord such documentation (e.g., UCC statements) as may be necessary to enable Landlord to perfect such lien.

11.  ALTERATIONS AND IMPROVEMENTS BY TENANT

     Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the premises without Landlord's prior written consent and then only those made by contractors or mechanics approved by Landlord. Without limiting the foregoing, Tenant shall have no right to make any alteration affecting the roof of the Building without Landlord's consent. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; (iii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee on behalf of such contractors, laborers and suppliers; and (iv) Tenant has reimbursed Landlord for Landlord's reasonable costs in reviewing Tenant's plans and specifications. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, and the structural integrity of the design), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the premises to substantially the same condition as existed at the Term Commencement Date. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building and any increase in Landlord's insurance premiums which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the premises made by or for the account of Tenant.

12. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE-COMPLIANCE WITH LAWS

     Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises--whether such work be done prior to or after the Term Commencement Date--Tenant will strictly observe the following covenants and agreements:

     (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create with difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

     (b) In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanics lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

     (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

     (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord and Landlord's agents and employees from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and Commercial General Liability Insurance (which General Liability Insurance shall name Landlord and Landlord's managing agent as additional insured parties), covering such contractors on or about the premises in the amounts stated in Article 14 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

13.  REPAIRS BY TENANT

     (a) Tenant shall, at its own cost and expense, keep and maintain all parts of the premises and such portion of the Building improvements within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, without limitation, repair and replacement of all fixtures installed by Tenant, water heaters within the premises, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating, ventilating, plumbing, electrical and air conditioning systems serving the premises, dock boards, truck doors, dock bumpers, electrical fixtures and systems, sprinkler systems, and plumbing work and fixtures and performance of regular removal of trash and debris). Tenant, as part of its obligations hereunder, shall keep the premises in a clean and sanitary condition and Tenant shall periodically clean the interior and exterior of all windows in the premises. Tenant will, as far as possible, keep all such parts of the premises from deterioration due to ordinary wear and from falling temporarily out of repair. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of Tenant or Tenant's servants, employees. agents, contractors, or licensees.

     (b) Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall at its sole cost and expense promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

     (c) Tenant shall, at its own cost and expense, repair any damage resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers or any other person entering upon the premises as a result of Tenant's business activities or caused by Tenant's default hereunder.

14.  INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

     14.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Articles 11 and 12 of this Lease, of not less than Five Million ($5,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible industrial tenants in the City of Chicago.

     14.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in Illinois under valid and enforceable policies wherein

Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be cancelled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4, 11, and 12 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article
14.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

     14.3 GENERAL. Tenant will save Landlord and Landlord's agents and employees harmless, and will exonerate, defend and indemnify Landlord and Landlord's agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

          (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord, or Landlord's agents, employees, or contractors);

          (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the stairways, sidewalks. concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, Common Areas or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Building or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

          (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises.

Tenant's obligations under this Article 14.3 shall be insured either under the Commercial General Liability Insurance required under Article 14. 1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

     14.4 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the Common Areas or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord.

     14.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, failing plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance, or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building.

     14.6 REPAIRS AND ALTERATIONS-NO DIMINUTION OF RENTAL VALUE. Except as otherwise provided in Article 17, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

15.      ASSIGNMENT, MORTGAGING AND SUBLETTING

     15.1 COVENANT AGAINST SUBLEASES AND ASSIGNMENT. Except as expressly provided in this Article 15, Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting.

     15.2 ASSIGNMENT OF EQUITY INTEREST IN TENANT. The transfer of more than fifty (50%) percent of the equity interest of the Tenant entity shall be deemed to be an assignment for the purposes of this Article 15. The provisions of this Article 15.2 shall not apply to a corporation whose shares of stock are publicly traded on a recognized stock exchange.

     15.3 ASSIGNMENT BY MERGER. Notwithstanding the foregoing, it is hereby expressly understood and agreed, however, if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated, which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), shall not be deemed to be prohibited hereby it and upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement ("Assumption Agreement") in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 15 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

     15.4 OFFERBACK.

          (a) Notwithstanding anything to the contrary herein contained, in the event that Tenant desires to sublet the premises, or any portion thereof or assign this Lease, Tenant shall, prior to entering into any such sublease or assignment give Landlord a written notice ("Tenant's Offer"). Tenant's Offer shall set forth the following:

               (i)   The name of the proposed subtenant or assignee.

               (ii) A copy of the proposed sublease or assignment agreement. Such proposed sublease or assignment shall include, without limitation, the following terms:

                     (1) The portion ("Sublet Portion") of the premises proposed to be subleased (or shall state that Tenant's interest in the Lease is proposed to be assigned);

                     (2) The term ("Proposed Term") of the proposed sublease (or shall state that Tenant's interest in the Lease is proposed to be assigned); and

                     (3) The date ("Effective Date") on which it is estimated that the term of the proposed sublease will commence (or the date on which is estimated that the term of the proposed assignment will become effective).

               (iii) Copies of financial reports and other relevant financial information on the proposed subtenant or assignee.

               (iv) An offer to Landlord to terminate the term of the Lease as of the Effective Date in respect of the Sublet Portion (or, in the event of a proposed sublease for less than the remainder of the term of the Lease, an offer to Landlord to suspend the term of the Lease in respect of the Sublet Portion until the expiration or prior termination of the Proposed Term).

          (b) Landlord shall have twenty (20) days ("Offer Period") after its receipt of Tenant's Offer to accept Tenant's Offer. If Landlord timely accepts Tenant's Offer, the term of the Lease in respect of the Sublet Portion shall be suspended or terminated, as the case may be, in accordance with Tenant's Offer. If Landlord does not timely accept Tenant's Offer, Landlord agrees not to unreasonably withhold its consent to the sublease or assignment identified in Tenant's Offer ("Permitted Sublease") to a Permitted Transferee, as hereinafter defined, subject however, to the provisions of Articles 15.4, 15.5 and 15.6.

          (c) A "Permitted Transferee" is a person, firm or corporation which, in Landlord's reasonable opinion, (i) is financially responsible and of good reputation, (ii) is engaged in a business, the functional aspects of which, with respect to the premises, are substantially similar to the use of other premises made by other tenants in the Building, (iii) is not then a tenant or subtenant in the Building (or a related or controlled entity of such tenant or subtenant) or with whom Landlord is already in negotiation as evidenced by the issuance of a written proposal, (iv) will not be paying a lower rental rate than the rate at which Landlord is then (i.e. at the time that Landlord is asked to consent to such sublease) offering such space or similar space in the Building, and (v) would not subject the premises to a use which would (a) involve increased personnel or wear upon the Building,
(b) violate any exclusive right granted to another tenant in the Building or
(e) require any addition to or modification of the premises or the Building in order to comply with building code or other governmental requirements.

          (d) If Tenant is in default of its obligations under the Lease at the time that it gives Landlord Tenant's Offer, such default shall be deemed to constitute "reasonable" cause for Landlord withholding its consent to any proposed subletting or assignment.

          (e) If Tenant does not enter into a Permitted Sublease with a Permitted Transferee approved by Landlord, as aforesaid, on or before the date which is one hundred (100) days after the earlier of (x) the expiration of the Offer Period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then such failure to timely enter into a Permitted Sublease shall be deemed to constitute "reasonable" reason to permit Landlord to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred (100) day period unless Tenant again gives Landlord a Tenant's Offer in respect of such Sublet Portion. If Tenant shall make any subsequent Tenant's Offer in respect of such Sublet Portion, any such subsequent Tenant's Offer shall be treated in all respects as if it is Tenant's first Tenant's Offer.

     15.5 TENANT PARTNERSHIPS. If Tenant is an individual who uses and/or occupies the premises with partners, or if Tenant is a partnership, then:

          (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

          (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc. accrue.

     15.6 MISCELLANEOUS PROVISIONS. The following provisions shall apply to any sublease or assignment under this Lease:

          (i) Tenant shall remain fully liable under this Lease during the unexpired term hereof, notwithstanding any sublease or assignment.

          (ii) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord respecting the relevant business experience and financial responsibility and status of the third party concerned..

          (iii) Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in connection with the review, processing and documentation of any request by Tenant to sublet or assign its interest in the Lease.

          (iv) If Tenant's transfer of rights or sharing of the premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay seventy-five (75%) percent of said excess, less Tenant's reasonable costs (not to exceed five percent (5%) of said excess) to Landlord. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment.

          (v) In the case of an assignment of this Lease, the assignee shall execute and deliver to Landlord an Assumption Agreement.

          (vi) Any transfer of Tenant's interest in the premises or the Lease and consent thereto by Landlord shall be effected on forms approved by Landlord as to form and substance.

          (vii) Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 15 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease.

          (viii) No assignment or subletting or use of the premises by an affiliate of Tenant shall affect the purpose for which the premises may be used as stated in Exhibit 1.

          (ix) If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

16.  MISCELLANEOUS COVENANTS

     Tenant covenants and agrees as follows:

     16.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

     16.2 ACCESS TO PREMISES-SHORING. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof, (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building, and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination
Date to any person contemplating the leasing of the premises or any part thereof. If during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately, enter and alter, renovate and redecorate the premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during an entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises.
If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary, to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

     16.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, and part or appurtenance of the Building including, without limitation, sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the premises. Except as otherwise provided in Articles 17 and 19, and subject to Tenant's obligations in Article 13, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such notice or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

     16.4 SIGNS. Tenant shall put no signs in any part of the Building without obtaining Landlord's prior written consent. Any approved signage shall conform to Landlord's design criteria. Neither Landlord's name, nor the name of the Building or the Complex of which the Building is a part, or the name of any other structure erected therein, shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

     16.5 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, terms, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. In the event that Tenant fails to execute, acknowledge and deliver such statement within ten (10) days after Landlord delivers to Tenant a proposed form of such statement. Tenant shall be deemed to have conclusively acknowledged that such form is accurate and true as to the facts stated therein.

     16.6 ODORS. Tenant shall not cause nor permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the premises.

     16.7 REQUIREMENTS OF LAW -- FINES AND PENALTIES. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

     16.8 TENANT'S ACTS -- EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

     16.9 MISCELLANEOUS. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

17.  DAMAGE BY FIRE, ETC.

     During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:--(i) Landlord shall keep the Building insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance and covering such other perils as Landlord deems appropriate in an amount equal to at least eighty percent (80%) replacement cost value above foundation walls; and (ii) Tenant shall keep its personal property in and about the premises insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to at least eighty percent (80%) replacement cost value. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property.

     If the premises shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part) to repair or cause to be repaired such damage. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent or a just and proportionate part thereof according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, contractors, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one-third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated.

18.  WAIVER OF SUBROGATION

     In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

     In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable.

     The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, or their respective agents or employees. Having obtained such clauses and/or endorsements each party hereby agrees that it will not make any claim against or seek to recover from the other, or its agents or employees, for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance, to the extent of insurance proceeds recovered by such party on account of such loss or damage.

19.  CONDEMNATION - EMINENT DOMAIN

     In the event that the premises or any part thereof or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in
Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense (but only to the extent of taking proceeds made available to Landlord), restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Rent according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for and award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the premises or any part thereof for temporary use,
(i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself and award made for such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

20.  DEFAULT

     20.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are, upon the condition that if (a) subject to the provisions of Article 20.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the premises or the same shall become, or shall appear to have become, vacant (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or
(e) an attachment or mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty
(30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter, or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within thirty (30) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 15 hereof - then, and in any such event (except as hereinafter in Article 20.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease or Tenant's right to possession under this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease or Tenant's right to possession hereunder shall terminate as of the date specified therein as though that were the Termination Date as stated in
Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant and to remove any and all property therefrom without being deemed in any manner guilty of trespass; eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any fight to claim damage for such re-entry and expulsion and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law. Wherever "Tenant" is used in subdivisions (c), (d), (e), (f), (g),
(h) and (i) of this Article 20.1, it shall be deemed to include any one of
(i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant's obligations under this Lease.

     20.2 DAMAGES - ASSIGNMENT FOR BENEFIT OF CREDITORS. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount described in clause (x) of Article 20.3 and (b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the premises) an amount equal to the rent and other charges payable for and in respect of the twelve-(12)-month period next preceding the date of termination, as aforesaid.

     20.3 DAMAGES - TERMINATION. Upon the termination of this Lease or the right to possession under the provisions of this Article 20, then except as hereinabove in Article 20.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

     (x) the amount by which, at the time of the termination of this Lease or of Tenant's right to possession (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds
(ii) the aggregate projected rental value of the premises for such period.

                                       or:

     (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease or Tenant's right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and
(ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

     In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tenant's Real Estate Taxes and Tenant's Operating Expenses and other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

     Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as part of a larger area, and the right to change the character or use made of the Premises). If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that the Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises are then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may, place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord, leases the entire Premises at the same rent, for no more than the current Term and on the same other terms and conditions as in this Lease without the expenditure by Landlord for tenant improvements or broker's commission.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by, Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     20.4 FEES AND EXPENSES.

          (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in
Article 6 hereof.

          (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made partly to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

     20.5 WAIVER OF REDEMPTION. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

     20.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     20.7 GRACE PERIOD. Notwithstanding anything to the contrary in clause (i) of Article 20.1 contained, Landlord agrees not to take any action to terminate this Lease (a) for default b\, Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may, reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, in the event that the default is based upon a condition set forth in clauses
(b), (c), (d), (e), (f), (g), (h), (i), or (j) of Article 20.1 of this Lease, or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.

     Notwithstanding anything to the contrary in this Article 20.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

21.  END OF TERM - ABANDONED PROPERTY

     Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 7.2, 7.3, 17 and 19) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property (including, without limitation, any signage installed by Tenant) and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the premises, and shall repair any damages to the premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 20 hereof or pursuant to law.

     If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, notwithstanding Landlord's acceptance of any payments for rent or use and occupancy, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon the fair market rental value of the Premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of one hundred (100%) percent of either the Yearly Rent and all other amounts payable under the Lease calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the premises or the fair market rental value of the premises for such period, whichever is greater. In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the premises after the expiration or prior termination of the term of the Lease.

22.  SUBORDINATION

     (a) Subject to any mortgagee's, or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 22 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord's mortgagees and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent, or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval, subject to Landlord's mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

     (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant.
In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request.

     (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any, such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

     (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

     (e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

     (f) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will Landlord be deemed to be in default under this Lease until

Tenant shall have given written notice of such failure to any mortgagee (and/or ground lessor) of which Tenant shall have been advised in writing and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (and/or ground lessor) shall have the right, but shall not be obligated, to remedy such failure.

23.  QUIET ENJOYMENT

     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or wider Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

     Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonable purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

24.  ENTIRE AGREEMENT - WAIVER - SURRENDER

     24.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     24.2 WAIVER BY LANDLORD. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     24.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

25.  INABILITY TO PERFORM - EXCULPATORY CLAUSE

     This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to, be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Tenant shall neither assert nor seek to enforce any, claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees. directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits or consequential or incidental damages. If by reason of Landlord's failure to complete construction of the Building or premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

26.  BILLS AND NOTICES

     Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mails addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at Tenant's address as stated in Exhibit 1, or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on
Exhibit 1, to accept service of any notice, consent, request bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

     All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full ten (10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

27.  PARTIES BOUND - SEIZEN OF TITLE

     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 15 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 27 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

     If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land, Building and/or Complex, any or all, as the case may be) of which the premises are a part, any party who is Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

28.  HAZARDOUS WASTE

     Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" in the premises or otherwise in the Complex.

          (a) Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any governmental authority having jurisdiction concerning environmental, health and safety matters, including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any hazardous material (as defined in Article 28(e)), whether within or outside the premises or otherwise in the Complex.

          (b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises or otherwise in the Complex by Tenant, its agents, employees. contractors or invitees, without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws and regulations relating to any such Hazardous Material so brought upon or used or kept in or about the premises or otherwise in the Complex). Notwithstanding the foregoing, in the event that Tenant is in breach of any of its obligations under this Section 28, Landlord shall have the right to revoke any consent which Landlord has granted to Tenant to allow bringing upon, keeping or using any Hazardous Material in or about the premises or the Complex (including, without limitation, the consent which Landlord has granted to the Hazardous Materials listed on Exhibit 1). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material in the premises or otherwise in the Complex caused or permitted by Tenant results in contamination of the premises or the Complex, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the premises or the Complex, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises or the Complex, damages arising from any adverse impact on marketing of space in the Complex, and sums paid in settlement of claims, actual attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the premises or otherwise in the Complex. The indemnification and hold harmless obligations of Tenant under this Article 28 shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the premises or otherwise in the Complex caused or permitted by Tenant results in any contamination of the premises or the Complex, Tenant shall promptly take all actions at its sole expense as are necessary to return the premises or the Complex to the condition existing prior to the introduction of any such Hazardous Material to the premises or the Complex; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord's sole and absolute discretion, would not potentially have any materially adverse long-term or short-term effect on the premises or the Complex.

          (c) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with laws and regulations relating to Hazardous Material which are not the responsibility of Tenant pursuant to
Article 28(a), including, but not limited to, the following: (i) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves on to or under the premises or the Complex after the commencement of the Term; (ii) Hazardous Material present on or under the premises or the Complex as a result of any discharge, dumping or spilling (whether accidental or otherwise), on the premises or the Complex by other tenants of the Complex or their agents, employees, contractors or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with laws and regulations relating to Hazardous Material on the premises or the Complex for which Landlord is legally liable and which are paid or incurred by Landlord shall be deemed Operating Costs (as defined in Article 8.1) for which Tenant shall be responsible in accordance with the terms and conditions of Article 8.1.

          (d) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease pursuant to Article 15 if (i) the proposed assignee's or subtenant's anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Material, (ii) the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from assignee's or subtenant's actions or use of the property in question; or (iii) the proposed assignee or subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

          (e) As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Illinois or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section
9601)

          (f) Tenant acknowledges that it presently intends to use or reasonably anticipates the use of the materials listed on Exhibit 1, which may be "Hazardous Material" as defined in Article 28(e) of this Lease in its business at the premises, but in doing so, Tenant acknowledges and agrees to comply with the provisions of this Section 28 in connection with its use and handling of such Hazardous Material. Landlord agrees that Tenant may use the "Hazardous Material", listed on Exhibit 1, subject to the terms of this Lease and this Article 28. Tenant shall immediately notify Landlord of any other materials which may be used by Tenant or stored by Tenant on or about the premises which may be hazardous, as defined in Article 28(e) or otherwise, and shall obtain Landlord's written consent prior to such use or storage.

          (g) Any increase in the premium for necessary insurance on the premises or the Complex which arises from Tenant's use and/or storage of these materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.

          (h) Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which Landlord may incur arising out of contamination of real estate or other property not a part of the Complex which contamination arises as a result of the presence of Hazardous Material in the premises or in the Complex, the presence of which is caused or permitted by Tenant. The indemnification and hold harmless provisions of this Article shall survive any termination of the Lease and shall be coextensive with the indemnification and hold harmless rights of Landlord with respect to the premises and the Complex.

29.  MISCELLANEOUS

     29.1 SEPARABILITY. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

     29.2 CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

     29.3 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or any, Center, Office Park, or other Complex of which it is a part (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, etc., provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1.

     29.4 MODIFICATIONS. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing. Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the rights of Tenant hereunder or the leasehold interest hereby created.

     29.5 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State of Illinois and any applicable local municipal rules, regulations, bylaws, ordinances and the like.

     29.6 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

          (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant specifically otherwise elect; and

          (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or termination of such ground lessor's ground lease and the taking of possession of the demised premises after having given notice of its exercise of the option stated in Article 22 hereof to succeed to the interest of the Landlord under this Lease.

     29.7 REPRESENTATION OF AUTHORITY. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

     29.8 EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Without limiting any other provision of this Lease, Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the premises, requests by Tenant to sublet the premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

     29.9 SURVIVAL. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless as set forth in this Lease (including, without limitation, Tenant's obligations under Articles 12(d), 14.3 and 29.3) shall survive the expiration or prior termination of the term of the Lease.

     IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                                      TENANT:

CHICAGO MIDWAY JOINT VENTURE                   ARCHIBALD CANDY CORPORATION

By:  Beacon Midway, L.P., Operating Partner

     By:  Beacon Midway Corporation,
          its General Partner

        By: /s/ Edwin N. Sidman             By: /s/ Alan W. Petrik
            -------------------                 -------------------
                Edwin N. Sidman                     Alan W. Petrik
                Vice President                      Vice President
                Hereunto Duly Authorized            Hereunto Duly Authorized




IF TENANT IS A CORPORATION A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

                                    EXHIBIT 3
                                LEGAL DESCRIPTION



                                    PARCEL A

That part of the Southeast 1/4 of Section 9, Township 38 North, Range 13 East of the Third Principal Meridian, lying north of the Indiana Harbor Belt Railroad Company and south of Archer Avenue, in Cook County, Illinois, described as follows:

Commencing at the intersection of the southerly line of Archer Avenue and the west line of Cicero Avenue (said west line ______ being 50 feet west of the east line of said Section 9); thence southwesterly along the southerly line of Archer Avenue, a distance of 321.31 feet (320.91 feet deed) to a point on a line 33 feet west of and parallel with the west line of the East One-Sixteenth of said
Section 9 (said line also being the east line of Condemnation Case No. 62 S
7992); thence south along said parallel east line a distance of 23.39 feet to the point of beginning (said point being 23 feet southerly measured at right angles to said southerly line of Archer Avenue; thence westerly along the southerly Condemnation line parallel with and 23 feet southerly, measured at right angles to the southerly line of Archer Avenue, a distance of 136.31 feet; thence west along Condemnation line a distance of 94.57 feet to a point on a line drawn parallel with the aforesaid west line of Cicero Avenue and 17.13 feet south of the southerly line of Archer Avenue (said parallel line being drawn
555.19 feet (554.79 feet deed) westerly measured along the southerly line of Archer Avenue); thence westerly along Condemnation line, a distance of 198.59 feet to a point on a line 4 feet south measured at right angles to said southerly line of Archer Avenue; thence westerly along Condemnation line, a distance of 146.73 feet to a point on the southerly line of Archer Avenue (said point being 903.15 feet westerly of the west line of Cicero Avenue measured along the southerly line of Archer Avenue); thence westerly along the southerly line of Archer Avenue, a distance of 1720.97 feet to the east line of South Laramie Avenue dedicated for a public street by Document 10387744 recorded June 3, 1929 (said east line being 33 feet east of and parallel with the west line of the Southeast 1/4 of said Section 9); thence South along said east line, a distance of 645.41 feet to the north line of the Indiana Harbor Belt Railroad Company right-of-way; thence east along said north right-of-way line, a distance of 2580.06 feet to the west line of Cicero Avenue; thence north along said west line, a distance of 797.73 feet to a point 330.62 feet south of the southerly line of Archer Avenue; thence west along a line parallel with the south line of said Section 9, a distance of 315.97 feet to a point on a line 33 feet west of and parallel with the west line of the East One-Sixteenth of said Section 9; thence north along last described stance of 248.75 feet to the point of beginning, excepting therefrom the West 632.00 feet of the above described parcel.

     Containing 1,740,505 square feet or 39.956 acres

                                    PARCEL B

     The west 665.00 feet of that part of the Southeast Quarter of Section 9, Township 38 North, Range 13 East of the Third Principal Meridian, lying North of the right of way of the Indiana Harbor Belt Railroad Company and South of the center line of Archer Avenue, excepting therefrom that part of the West 33 feet of the Southeast Quarter of
     Section 9, aforesaid, dedicated for a public street (South Laramie Avenue) by Document 10387744 recorded June 3, 1929, in Cook County, Illinois.

     Containing 445,269 square feet or 10.222 acres